Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CityFirstBroadway Completes Common Stock Capital Raise

Total Equity Increased to Approximately $135 million

Expands Capacity for Economic Investments in Underserved Communities

LOS ANGELES, CA – (BUSINESS WIRE) – (April 7, 2021) Broadway Financial Corporation (“Broadway") (Nasdaq-CM: BYFC) announced today that it closed on the sale of 18,474,000 shares of Broadway’s common stock in the previously announced private placements with institutional and accredited investors, raising $32.88 million in gross proceeds.

Broadway will use the net proceeds for general corporate purposes, including to originate loans supporting investments in multifamily affordable housing, small businesses, and nonprofit community facilities located in the low-to-moderate income communities in Southern California and the Metropolitan Washington, D.C. area that are served by Broadway’s wholly owned bank subsidiary, City First Bank, National Association (the “Bank” and together with Broadway, “CityFirstBroadway”).

As disclosed previously, the investors included: Ally Financial Inc.; Banner Bank, a wholly owned subsidiary of Banner Corporation; Banc of America Strategic Investments Corporation, an affiliate of Bank of America Corporation; Cedars-Sinai Medical Center; Citigroup Inc.; First Republic Bank; clients and affiliates of Grace & White, Inc.; JP Morgan Chase; Texas Capital Community Development Corporation, an affiliate of Texas Capital Bancshares, Inc.; and Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo & Company.

“The closing of these private placements creates an exciting opportunity for CityFirstBroadway to partner with leading institutions in the country to significantly expand economic investments within the underserved urban communities served by our Bank.  The proceeds from the investments will increase CityFirstBroadway’s total equity by approximately 30 percent, which in turn creates the potential for an increase in investments within low-to-moderate income communities by up to eight times that investment over time.  In addition, our relationships with these leading institutions will help CityFirstBroadway leverage their expertise and resources to enhance the products and services we offer to our customers.  We feel very fortunate to have garnered the support and implicit endorsement of such an illustrious array of leading organizations across the country,” said Brian E. Argrett, President/CEO and Vice Chairman.

About the Private Placements

Under the terms of the private placements, Broadway issued 11,221,921 shares of its Class A voting common stock and 7,252,079 shares of its Class C nonvoting common stock at a price of $1.78 per share.

Including the shares of Broadway that were issued in the merger of equals with CFBanc Corporation last week, the total number of outstanding shares of Broadway’s common stock has increased to 71,725,280 shares, comprised of 43,630,884 shares of Class A voting common stock, 11,404,621 shares of Class B non-voting common stock, and 16,689,775 shares of Class C nonvoting common stock.  In addition, Broadway has 3,000 shares of Fixed Rate Cumulative Redeemable Perpetual Preferred Stock, Series A, outstanding with a liquidation preference of $3 million.

Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, A Stifel Company, acted as placement agents to Broadway in connection with the private placements.  Arnold & Porter Kaye Scholer LLP served as legal counsel to Broadway and Hunton Andrews Kurth LLP served as legal counsel to the placement agents.

For more information about the private placements and merger of equals please visit www.cityfirstbroadway.com.

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities.

About CityFirstBroadway

CityFirstBroadway is a leading provider of financial products and services to economically underserved urban communities and is supported by impact-focused investors and depositors who share CityFirstBroadway’s mission to close the racial wealth gap through the provision of capital.  The Bank offers a variety of commercial loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located in low-to-moderate income neighborhoods.  Broadway is a bank holding company and Delaware public benefit corporation.  The Bank is a Community Development Financial Institution, Minority Depository Institution, Certified B Corp, and a member of the Global Alliance of Banking on Values, entities whose values are aligned with sustainable solutions, healthier families, and more prosperous communities for our collective well-being.  CityFirstBroadway has branches serving the Metropolitan Washington, D.C. and Southern California regions.  For more information, please visit www.cityfirstbroadway.com.

Contacts

Investor Relations
Brenda J. Battey, Chief Financial Officer, (323) 556-3264
Investor.relations@broadwayfederalbank.com

Media Relations
Gloria Nauden, VP Marketing & Communications
gnauden@cityfirstbank.com

Cautionary Statement Regarding Forward-Looking Information

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements; however, the absence of these words does not mean the statements are not forward-looking.  Forward-looking statements in this communication involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied by such statements.  Such risk factors include, among others: uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including the possibility of a decline in global economic conditions or the stability of credit and financial markets; possible changes in the monetary and fiscal policies of the U.S. Government, including policies of the United States Department of the Treasury and the Federal Reserve Board; changes in legislation, regulation, policies or administrative practices, whether by  governmental, legislative or judicial action, and other changes pertaining to banking, securities, taxation, financial accounting and reporting, and environmental protection and the ability to comply with such changes in a timely manner; possible effects of changes in real estate markets and interest rates, which may affect CityFirstBroadway’s net income and future cash flows, or the market value of CityFirstBroadway’s assets, including investment securities; risks related to the diversion of management time from ongoing business operations due to the merger; the dilutive effect of shares of the company’s common stock issued in the merger; the risk of pending litigation relating to the merger; the risk of possible adverse rulings, judgments, settlements and other outcomes of other pending litigation; the risk that the merger could have an adverse effect on the ability of CityFirstBroadway to retain customers and retain and hire key personnel and maintain relationships with its customers and on its operating results and businesses generally; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in CityFirstBroadway not operating as effectively and efficiently as expected, or that the entities may not be able to successfully integrate the businesses; the risk that operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which CityFirstBroadway is highly dependent, and other important factors that could cause actual results to differ materially from those projected.  All such factors are difficult to predict and are beyond CityFirstBroadway’s control.  Additional factors that could cause results to differ materially from those described above can be found in the company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings, which have been filed with the SEC and are available on the company’s website at https://www.broadwayfederalbank.com/financial-highlights and on the SEC’s website at http://www.sec.gov.

Actual results may differ materially from those contained in the forward-looking statements in this communication.  Forward-looking statements speak only as of the date they are made, and CityFirstBroadway undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication.

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